Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-163037 of PVF Capital Corp. on Pre-effective Amendment No. 2 to Form S-1 of our report dated September 28, 2009 on the financial statements of PVF Capital Corp. appearing in the June 30, 2009 Form 10-K of PVF Capital Corp. and to the reference to us under the heading “Experts” in the prospectus.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Cleveland, Ohio
January 6, 2010